Dated as of January 8, 2007

Mr. John Pappajohn
Chairman
Healthcare Acquisition Corp.
2116 Financial Center
666 Walnut Street
Des Moines, IA 50309

Re:	Letter of Engagement

Dear Mr. Pappajohn:

The purpose of this Advisory Agreement (“Agreement”) is to confirm the agreement between Healthcare Acquisition Corp., a Delaware corporation (“Company”), and Maxim Group LLC (“Maxim”), a New York limited liability company whose offices are located in New York City, New York with respect to the matters herein set forth.

1.	Relationship.

A. The Company appoints Maxim as its lead merger and acquisition advisor to assist and advise the Company with respect to the Company’s proposed acquisition (the “Transaction”) of PharmaAthene, Inc. (the “Target”) and Maxim accepts such retention upon the terms and conditions contained herein. In connection with its retention hereunder, Maxim may provide certain or all of the following services in connection with the potential Transaction(s): (a) review the Company’s presentation and marketing materials and other materials used to present the Company to the investment community; (b) organize institutional and retail road shows for management of the Company to present to; (c) increase exposure to the investment community and assist in broadening the investor base through both retail and institutional roadshows; (d) and provide such other financial advisory services upon which the parties may mutually agree (hereinafter referred to as the “Advisory Services”). It is expressly understood and agreed that Maxim shall be required to perform only such Advisory Services as may be necessary or desirable in connection with a Transaction and therefore may not perform all of the tasks enumerated above during the term of this Agreement. It is further understood that Maxim’s Advisory Services may not be limited to those enumerated in this paragraph, as the circumstances require.

B. It is expressly understood and agreed by both parties that the Company will not utilize the Advisory Services performed by Maxim for any purpose other than that which is specifically contemplated by this Agreement, and that Maxim’s Advisory Services are confidential and shall not in no way be communicated to any third party(s) interested in engaging in a Transaction except to the extent that such disclosure is required by law, including the federal securities laws, rule, regulation or judicial or administrative process. For the point of further clarification, it is further understood and agreed by the parties to this Agreement that Maxim’s Advisory Services do not contemplate the rendering of a fairness opinion for use in any filing with the Securities and Exchange Commission or any proxy materials to be sent to the Company’s shareholders and the Company shall not use any of the materials prepared by Maxim for any purpose other than internal use without the prior express written consent and approval of Maxim except to the extent such use is required to enable the Company to comply with its obligations under any law, rule, regulation or judicial or administrative process. Notwithstanding anything contained herein, the Company understands and agrees that Maxim shall not provide “proxy solicitation” services to the Company and shall not be recommending to shareholders of the Company the manner in which such shareholders should vote with respect to any Transaction.

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Healthcare Acquisition Corp.
January 8, 2007

C. As used in this Agreement, the term “Transaction” shall mean, whether effected directly or indirectly or in one transaction or a series of transactions, the acquisition through a merger, capital stock exchange, asset acquisition, stock acquisition or other similar business combination of one or more businesses in the heatlhcare industry and/or other related industries.

2. Term of Agreement. This Agreement will terminate on the earlier of (i) August 3, 2007 or (ii) the Close (as defined in paragraph 3 below) unless earlier terminated pursuant to Section 6 herein or extended to another date mutually agreed to in writing (such date of termination, the “Termination Date”). This Agreement shall not be in effect until execution of a definitve acquisition agreement between the Company and the Target, except with respect to the payment of expenses under Section 4 hereof.

3. A. Financial Advisor Fee. For providing the Advisory Services, Maxim shall be paid a cash fee of $500,000 (the “Success Fee”). The Company shall pay the Success Fee to Maxim at the Close (as defined in paragraph 3 below) of such Transaction.

B. As used herein, the term “Close” occurs at the time of consummation of the Transaction.

C. In no event shall any obligations of the Company to pay fees or any other compensation to any other advisor or any other person in connection with any Transaction reduce the Success Fee and other expenses payable by the Company to Maxim under this Agreement.

D. The Company acknowledges and agrees that any compensation payable or paid to Maxim hereunder shall not be construed or characterized as compensation to an underwriter within the meaning of the rules of the NASD. The Company recognizes that the fees and expenses payable to Maxim under the terms of this Agreement do not waive or in any way obviate the Company’s obligation to pay any of the previously agreed upon deferred compensation due and payable to Maxim under the terms of the Underwriting Agreement dated July 28, 2005, between Maxim and the Company (the “Underwriting Agreement”). The Company and Maxim agree and acknowledge that such deferred compensation shall be payable to Maxim as set forth in the Undewriting Agreement.

E. In the event the Company desires to engage Maxim to: (i) provide placement agency or similar fund raising services , such engagement shall be memorialized in separate agreements between the Company and Maxim which shall contain such terms and provisions relating thereto as the parties may agree upon.

4. Expenses. In addition to the fees payable hereunder, and regardless of whether any Transaction is proposed or consummated, the Company shall reimburse Maxim for all reasonable out of pocket expenses incurred by Maxim for legal, travel, food, lodging up to an aggregate of $15,000 in connection with the services performed by Maxim pursuant to this Agreement. Such expenses shall be paid within thirty (30) days from the date an invoice is submitted to the Company.

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Healthcare Acquisition Corp.
January 8, 2007

5. Independent Contractor. The parties agree that Maxim is acting solely as an independent contractor under this Agreement. Maxim is not authorized to make any representations, warranties, agreements, covenants or commitments of any nature whatsoever on behalf of the Company not contemplated by this Agreement, unless and then only to the extent expressly authorized in writing by the Company to do so.

6. Termination. The Company or Maxim may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party; provided, however, that the Company may only terminate this Agreement in the event that Maxim is in material breach of its obligations under the terms of this Agreement and provided that the Company shall have provided Maxim with a right to cure such breach. Notwithstanding any such termination, Maxim shall nonetheless be entitled to receive all amounts due to Maxim in consideration for services rendered hereunder by Maxim to the extent provided in paragraphs 3 and 4 hereof.

7. Indemnification. The Company agrees to indemnify and hold harmless Maxim, including any affiliated companies, and their respective officers, directors, controlling persons and employees and any persons retained in connection with this Agreement in accordance with the terms set forth in Exhibit A of this letter.

8. Information; Confidentiality. During the term of this Agreement, the Company agrees to cooperate with Maxim and to furnish, or cause to be furnished, to Maxim, any and all information and data concerning the Company and a Transaction that Maxim deems appropriate in connection with the rendering of its services hereunder.

The Company agrees that any information or advice rendered by Maxim or its or its officers, employees, agents and representatives (“Representatives”) in connection with its engagement hereunder is solely for the Company’s confidential use in connection with its evaluation of a Transaction. Except as otherwise required by law, rule, regulation, or judicial or administrative process, the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information without Maxim’s prior written consent.

Except as contemplated by the terms hereof or as required by applicable law, rule, regulation or judicial or administrative process, Maxim and its Representatives shall keep confidential all non-public information (“Information”) provided to it by or on behalf of the Company (including, without limitation, Information relating to the Transaction and Information regarding the Target). For purposes of this paragraph, the term Information shall not include information that: (a) is, at the time of disclosure, or subsequently enters the public domain without a breach by Maxim of any obligation owed to the Company; (b) became known to Maxim prior to the Company’s disclosure of such Information to Maxim; (c) became known to Maxim from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company; or (d) is disclosed by the Company to a third party without restrictions on its disclosure. The Company and Maxim acknowledge and agree that this Agreement and the terms of this Agreement are confidential and except as required by law (including, without limitation, any proxy statement or similar filing with the SEC in connection with the Transaction) will not be disclosed to anyone other than the officers, employees and directors of the Company and Maxim and their respective accountants and legal counsel. Maxim acknowledges that the confidentiality provisions of this Agreement shall be deemed to be an agreement to keep the Information in confidence as contemplated by Regulation FD promulgated by the Securities and Exchange Commission. In addition, Maxim acknowledges and agrees that some of the Information may be considered “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that Maxim and its Representatives will abide by all securities laws relating to the handling of and acting upon Insider Information related to the Company and the Target. Further, Maxim shall comply with all securities laws and regulations,, including, without limitation, Regulation M, in connection with the performance of its duties hereunder.

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Healthcare Acquisition Corp.
January 8, 2007

9. Certain Representations and Warranties of the Company. The Company represents and warrants to Maxim that neither the execution of this Agreement nor the consummation of any Transaction contemplated by this Agreement will conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any oral or written agreement, understanding or arrangement to which the Company or its affiliates is a party.

10. Waiver Against Trust Fund. Reference is made to the Final Prospectus of the Company, dated July 28, 2005 (the “Prospectus”). Maxim and its authorized signatory indicated below have read the Prospectus and understand that the Company has established a trust fund (collectively with the initial principal and interest accrued from time to time thereon, the “Trust Fund”), initially in an amount of at least $64,980,000 for the benefit of the Company’s public stockholders (the “Public Stockholders”) and the underwriters of the Company’s initial public offering and that, except for a portion of the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Stockholders in the event of the redemption of their shares or the dissolution and liquidation of the Company or (ii) to the Company and such underwriters after the Company consummates a business combination (as described in the Prospectus).

For and in consideration of the Company agreeing to retain Maxim to provide services to the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Maxim hereby agrees that Maxim does not now and shall not at any time hereafter have any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company and Maxim, this waiver letter or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Maxim hereby irrevocably waives any Claim it may have, now or in the future, and will not seek recourse against, the Trust Fund for any reason whatsoever. In the event that Maxim commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, relief against the Trust Fund or the Public Stockholders, whether in the form of money damages or injunctive relief, in which the Company or the Public Stockholders prevail, whether on the merits or otherwise, then the Company shall be entitled to recover from Maxim and/or the party(ies) who commenced the action or proceeding, the legal fees and associated costs required to defend such action.

The foregoing waiver shall not apply to claims Maxim may have under applicable agreements against the Trust Fund for deferred compensation of Maxim (as described in the Propsectus) which is held in the Trust Fund and is payable to Maxim upon the consummation of the Transaction.

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Healthcare Acquisition Corp.
January 8, 2007

11. Disclaimers. The Company agrees that any and all decisions, acts, actions, or omissions with respect to the Target and any Transaction shall be the sole responsibility of the Company, and that the performance by Maxim of services hereunder will in no way expose Maxim to any liability for any such decisions, acts, actions or omissions of the Company.

12. Choice of Law; Venue; Attorney’s Fees; Waiver of Jury Trial. This Agreement shall be governed by the internal laws of the State of New York, without regard to conflict of laws principles. Each of Maxim and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter has to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Maxim and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Maxim mailed by certified mail to Maxim’s address shall be deemed in every respect effective service process upon Maxim, in any such suit, action or proceeding.

If any party to this Agreement brings an action directly or indirectly based upon this Agreement or the matters contemplated hereby, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to reasonable attorneys’ fees and court costs. Any right to trial by jury with respect to any law suit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Maxim hereunder is expressly and irrevocably waived by the parties hereto.

13. Parties. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto and their respective successors and assigns and, to the extent expressly set forth herein, the Indemnified Persons (as defined on Exhibit A hereto), any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Maxim hereunder.

14. Severability. In the event that any term or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

15. Review by Counsel. This Agreement has been reviewed by the signatories hereto and their counsel. There shall be no construction of any provision against Maxim because this Agreement was drafted by Maxim, and the parties waive any statute or rule of law to such effect.

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Healthcare Acquisition Corp.
January 8, 2007

16. Credit. Subject to applicable securities laws and regulations, Maxim may, at its own expense, place announcements in financial and other newspapers and periodicals describing its services in connection with the Transaction. The content of any such announcement shall be subject to the Company’s prior approval, which approval shall not be unreasonably withheld or delayed.

17. Survival of Certain Provisions. The provisions of Sections 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 18, 20, 21 and this Section 17, shall survive any termination of this Agreement.

18. Entire Agreement. This Agreement and the schedule hereto sets forth the entire understandings of the parties relating to the subject matter hereof and supersedes and cancels any prior or contemporaneous communications, understandings or agreements between the parties hereto. The parties mutually agree that this Agreement shall in no way obviate, amend or affect the terms, conditions and/or attendant obligations of any agreements between the Company and Maxim, including, without limitation, the Underwriting Agreement dated as of July 28, 2005.

19. Modification. This Agreement may not be altered, amended, changed or modified, nor can any of its provisions be waived, except by written amendment signed by both parties hereto.

20. Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which, when taken together, shall constitute one and the same agreement.

21. Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to Maxim, to:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attention: Edward L. Rose, Esq., General Counsel
Fax No. (212) 895-3860
as well as to:
James E. Siegel, Esq., Assistant General Counsel,
Fax No. (212) 895-3888,

And if to the Company, to the addresses, set forth on the first page of this Agreement, Attention, John Pappajohn. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

(Signature Page to follow)

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Healthcare Acquisition Corp.
January 8, 2007

If the foregoing correctly sets forth our agreement with respect to the matters addressed herein, please so confirm by signing and returning one copy of this letter. Your signature below shall indicate the Company’s agreement to the terms hereof. We look forward to working with you.

Sincerely,

MAXIM GROUP LLC

/s/ Andrew H. Scott
Name: Andrew H. Scott
Title: Managing Director

/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Director of Investment Banking

AGREED TO AND ACCEPTED:

HEALTHCARE ACQUISITION CORP.

/s/ John Pappajohn_________________
Name: John Pappajohn
Title:   Chairman

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Healthcare Acquisition Corp.
January 8, 2007

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Maxim and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Maxim’s acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Maxim to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Maxim of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s bad faith, gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Maxim, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Maxim, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal omission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Healthcare Acquisition Corp.
January 8, 2007

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Maxim in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Maxim pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Members NASD & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Woodbury, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD